Exhibit 16.1

Deloitte & Touche LLP Suite 4500 1111 Bagby Street Houston, TX 77002-4196 USA Tel: +1 713 982 2000 Fax: +1 713 982 2001 www.deloitte.com

May 14, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D. C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Hyperdynamics Corporation’s Form 8-K dated May 14, 2014, and have the following comments:

1.   We agree with the statements made in the first through fifth paragraphs.

2.   We have no basis on which to agree or disagree with the statements made in the sixth paragraph.

Yours truly,

/s/ Deloitte & Touche LLP

Member of Deloitte Touche Tohmatsu Limited